EXHIBIT 99.1

For Immediate Release:
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             EMERGING MEDIA HOLDINGS INC. AQUIRES TNT -BRAVO CHANNEL
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Orlando, Florida, May 5, 2008 /Prime Zone/ Emerging Media Holdings (OTC BB: EMDH
- News), announced today that it has closed on the aquisitionof "TNT-Bravo" channel (Mediatopprim LTD), the exclusive operator in Moldova of Russian channel TNT programs owned by Gazprom Media, a wholly owned subsidiary of the Gazprom Corporation.

The acquisition was made in exchange for one million shares of preferred stock of Emerging Media Holdings.

Today,"TNT-Bravo" is one of the most popular channels in the channel packages of Moldavian cable network operators. It possesses a unique affinity on audiences aged 18-45 and 18-30, which are of greatest commercial interest for the sponsors. Focusing on entertainment"TNT-Bravo" broadcasts an optimal mix of programs that are of interest to its target audience.


About Emerging Media Holdings:

Emerging Media Holdings Inc. is the US parent company for Media Alianta and Analiticmedia-Grup (AMG) subsidiaries. EMH's primary activities are radio and television broadcasting EMH's subsidiary AMG is the market leader in Republic of Moldova as a company in television advertising and production of its own TV shows.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward- looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of the press release. Political and operational risks in the countries in which Emerging Media Holdings, Inc. may operate and governmental regulation and judicial outcomes, and other risks detailed from time to time in Emerging Media's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Copies of each filing may be obtained from Emerging Media Holdings or the S.E.C. or its web site at www.sec.gov.


For Further Information:
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Casey Burt
Mirador Consulting, Inc.
Phone 877-MIRADOR or 561-989-3600